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                                   EXHIBIT 6.3

         Form of Amendment Number 2 to Principal Underwriting Agreement


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                              AMENDMENT NUMBER 2 TO
                        PRINCIPAL UNDERWRITING AGREEMENT


      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended by Amendment Number 1 to Principal Underwriting Agreement dated December 31, 1997 (as amended, the "Agreement"), The Hartford Growth and Income Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford Growth and Income Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of ________________, 1998.


                                  HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.


                                  ______________________________________________
                                  By:
                                  Title:

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:

                                  The Hartford Growth and Income Fund


                                  ______________________________________________
                                  By:
                                  Title: